CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AMG Funds of our reports dated February 27, 2025, relating to the financial statements and financial highlights of AMG GW&K Municipal Bond Fund, AMG GW&K Municipal Enhanced SMA Shares, AMG GW&K Municipal Enhanced Yield Fund, AMG GW&K Small Cap Core Fund, AMG GW&K Small Cap Value Fund, AMG GW&K Small/Mid Cap Core Fund, AMG Renaissance Large Cap Growth Fund, AMG TimesSquare International Small Cap Fund, AMG TimesSquare Mid Cap Growth Fund, AMG TimesSquare Small Cap Growth Fund, AMG Yacktman Focused Fund, AMG Yacktman Fund, AMG Yacktman Global Fund and AMG Yacktman Special Opportunities Fund, which appear in AMG Funds’ Certified Shareholder Report on Form N-CSR for the year ended December 31, 2024. We also consent to the references to us under the headings “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 30, 2025